                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

                              HEALTH CARE REIT, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                             HEALTH CARE REIT, INC.

                          NOTICE OF ANNUAL MEETING OF
                                  STOCKHOLDERS

                                      AND

                                PROXY STATEMENT

                                  MEETING DATE

                                  MAY 6, 2004

                               ------------------

                            YOUR VOTE IS IMPORTANT!

  YOU ARE URGED TO SIGN, DATE, AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

                             HEALTH CARE REIT, INC.
                                  One SeaGate
                                   Suite 1500
                                 P.O. Box 1475
                            Toledo, Ohio 43603-1475

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 6, 2004

TO THE STOCKHOLDERS OF HEALTH CARE REIT, INC.:

     The Annual Meeting of Stockholders of Health Care REIT, Inc. will be held on May 6, 2004 at 10:00 a.m. in the Auditorium of One SeaGate, Toledo, Ohio, for the purpose of considering and acting upon:

     1. The election of three Directors for a term of three years;

     2. The ratification of the appointment of Ernst & Young LLP as independent auditors for the fiscal year 2004; and

     3. The transaction of such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on March 11, 2004 will be entitled to notice of, and to vote at, such Annual Meeting or any adjournment thereof. Information relating to the matters to be considered and voted on at the Annual Meeting is set forth in the Proxy Statement accompanying this Notice.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          ERIN C. IBELE
                                          Vice President and Corporate Secretary

Toledo, Ohio

March 26, 2004

     PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IN LIEU OF MAILING YOUR PROXY CARD, YOU MAY CHOOSE TO SEND IN A PROXY VIA THE INTERNET OR TELEPHONE, BY FOLLOWING THE PROCEDURES PROVIDED ON YOUR PROXY CARD. THE PROXY MAY BE REVOKED BY YOU AT ANY TIME, AND GIVING YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING.

                             HEALTH CARE REIT, INC.

                                  ONE SEAGATE
                                   SUITE 1500
                                 P.O. BOX 1475
                            TOLEDO, OHIO 43603-1475

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 6, 2004

                                    GENERAL

     This Proxy Statement is furnished to the stockholders of Health Care REIT, Inc. (the "Company") by its Board of Directors in connection with the solicitation of proxies in the enclosed form to be used in voting at the Annual Meeting of Stockholders (the "Annual Meeting"), which is scheduled to be held on Thursday, May 6, 2004 at 10:00 a.m. as set forth in the foregoing notice. At the Annual Meeting, the stockholders will be asked to elect three Directors, ratify the appointment of Ernst & Young LLP as independent auditors and transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     A share cannot be voted at the Annual Meeting unless the holder thereof is present or represented by proxy. When proxies in the accompanying form are returned properly executed and dated or the appropriate procedures for submitting a proxy via the Internet or by telephone are followed, the shares represented thereby will be voted at the Annual Meeting. If a choice is specified in the proxy, the shares represented thereby will be voted in accordance with such specification. If no specification is made, the proxy will be voted FOR the action proposed. Any stockholder giving a proxy has the right to revoke it any time before it is voted by filing a written revocation with the Vice President and Corporate Secretary of the Company, or by filing a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. The revocation of a proxy will not be effective until notice thereof has been received by the Vice President and Corporate Secretary of the Company.

     The cost of solicitation of proxies will be borne by the Company. In addition to solicitation by mail, Directors and officers of the Company may solicit proxies in writing or by telephone, electronically, personal interview, or by other means of communication. The Company will reimburse Directors and officers for their reasonable out-of-pocket expenses in connection with such solicitation. The Company will request brokers and nominees who hold shares in their names to furnish this proxy material to the persons for whom they hold shares and will reimburse such brokers and nominees for their reasonable out-of-pocket expenses in connection therewith. The Company has hired Mellon Investor Services LLC to solicit proxies for a fee not to exceed $5,500, plus expenses and other customary charges.

     The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the total number of shares of voting securities outstanding on the record date shall constitute a quorum for the transaction of business by such holders at the Annual Meeting.

     The executive offices of the Company are located at One SeaGate, Suite 1500, Toledo, Ohio 43604, and its mailing address is One SeaGate, Suite 1500, P.O. Box 1475, Toledo, Ohio 43603-1475. The telephone number is (419) 247-2800. The approximate date on which this material was first sent to stockholders was March 31, 2004. A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2003, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS AVAILABLE ON OUR WEB SITE AT www.hcreit.com OR MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO THE VICE PRESIDENT AND CORPORATE SECRETARY, HEALTH CARE REIT, INC., AT THE ABOVE ADDRESS.

                         VOTING SECURITIES OUTSTANDING

     As of March 11, 2004, the Company had outstanding 51,098,962 shares of common stock, $1.00 par value per share. The common stock constitutes the only class of voting securities of the Company. Stockholders of record at the close of business on March 11, 2004 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. Each share of common stock is entitled to one vote on all matters to come before the Annual Meeting.

                   PROPOSAL 1 -- ELECTION OF THREE DIRECTORS

     The Company is currently authorized to have nine Directors. The By-Laws divide the Board into three classes: Class I, Class II and Class III. The Directors are elected to serve for a three-year term and until the election and qualification of their respective successors. Proxies received will be voted to elect the three Directors named below to serve for a three-year term and until their respective successors are elected and have qualified or until their earlier resignation or removal.

     If any nominee declines or is unable to accept such nomination to serve as a Director, events which the Board does not now expect, the proxies reserve the right to substitute another person as a Board nominee, or to reduce the number of Board nominees, as they shall deem advisable. The proxy solicited hereby will not be voted to elect more than three Directors.

                                   CLASS III
                          DIRECTORS TO BE ELECTED (1)

     THOMAS J. DEROSA, AGE 46. Mr. DeRosa is the Vice-Chairman and Chief Financial Officer of The Rouse Company (real estate development and operations), a position he has held since September 2002. From 1992 to September 2002, Mr. DeRosa held various positions at Deutsche Bank and Alex. Brown & Sons (Deutsche Bank AG), including Global Co-Head of the Health Care Investment Banking Group of Deutsche Bank and Managing Director in the Real Estate Investment Banking Group of Alex. Brown & Sons. Mr. DeRosa has served as a Director of the Company since January 2004 and is a member of the Board's Audit, Investment, Nominating/ Corporate Governance and Planning Committees.

     JEFFREY H. DONAHUE, AGE 57. Since January 2003, Mr. Donahue has been President and Chief Executive Officer of The Enterprise Social Investment Corporation (provider of affordable housing). Mr. Donahue was Executive Vice President and Chief Financial Officer of The Rouse Company (real estate development and operations) from December 1998 to September 2002. From September 1993 to December 1998, Mr. Donahue served as Senior Vice President and Chief Financial Officer of The Rouse Company. He has served as a Director of the Company since 1997 and is a member of the Board's Compensation, Investment and Planning Committees.

     BRUCE G. THOMPSON, AGE 74. Mr. Thompson serves as President of First Toledo Corporation (developer of health care facilities), a position he has held since June 1994. Mr. Thompson is also a Director of Kingston HealthCare Company (manager of health care facilities). Mr. Thompson has served as a Director of the Company since 1971 and is a member of the Board's Investment and Planning Committees.

     THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THE ABOVE NOMINEES. The three nominees who receive the highest number of votes at the Annual Meeting shall be elected as Directors.

                                    CLASS I
                       DIRECTORS WHOSE TERMS CONTINUE (2)

     WILLIAM C. BALLARD, JR., AGE 63. Mr. Ballard is Of Counsel to Greenebaum Doll & McDonald PLLC (law firm), a position he has held since 1992. From 1970 to 1992, Mr. Ballard was Executive Vice President, Chief Financial Officer and Director of Humana Inc. (provider of integrated health care services). Mr. Ballard also serves as a Director of Trover Solutions, Inc. (healthcare subrogation and recovery services) and UnitedHealth

Group (managed care company). Mr. Ballard has served as a Director of the Company since 1996 and is a member of the Board's Compensation, Executive, Investment, Nominating/Corporate Governance and Planning Committees.

     PETER J. GRUA, AGE 50. Mr. Grua is a Managing Partner of HLM Venture Partners (registered investment adviser), an affiliate of HLM Management Company, Inc., where he has held various positions since 1992. From 1986 until 1992, Mr. Grua was a Managing Director and Senior Analyst of Alex. Brown & Sons. Mr. Grua also serves as a Director of Renal Care Group, Inc. (specialized dialysis services company). Mr. Grua has served as a Director of the Company since 1999 and is a member of the Board's Executive, Investment, Nominating/ Corporate Governance and Planning Committees.

     R. SCOTT TRUMBULL, AGE 55. Mr. Trumbull is Chairman and Chief Executive Officer of Franklin Electric Co., Inc. (manufacturer of electric motors), a position he has held since January 2003. From October 2001 through December 2002, Mr. Trumbull was Executive Vice President and Chief Financial Officer of Owens-Illinois, Inc. (manufacturer of glass and plastic packaging products). From 1993 to October 2001, Mr. Trumbull served as Executive Vice President, International Operations & Corporate Development of Owens-Illinois, Inc. Mr. Trumbull has served as a Director of the Company since 1999 and is a member of the Board's Audit, Investment and Planning Committees.

                                    CLASS II
                       DIRECTORS WHOSE TERMS CONTINUE (3)

     PIER C. BORRA, AGE 64. Mr. Borra is Chairman and Chief Executive Officer of CORA Health Services, Inc. (outpatient rehabilitation services), a position he has held since January 1998. From April 1985 to December 1997, Mr. Borra served as Chairman, President and Chief Executive Officer of Arbor Health Care Company (operator of nursing homes). Mr. Borra has served as a Director of the Company since 1991 and is a member of the Board's Compensation, Investment and Planning Committees.

     GEORGE L. CHAPMAN, AGE 56. Mr. Chapman is currently Chairman and Chief Executive Officer of the Company, positions he has held since October 1996, and served as President of the Company from September 1995 to May 2002. From January 1992 to September 1995, he served as Executive Vice President and General Counsel of the Company. Mr. Chapman has served as a Director of the Company since 1994 and is a member of the Board's Executive, Investment and Planning Committees.

     SHARON M. OSTER, AGE 55. Ms. Oster is Professor of Management and Entrepreneurship, Yale University School of Management. Ms. Oster also serves as a Director of Aristotle Corporation (holding company for a manufacturer and distributor of educational, health and agricultural products) and Transpro, Inc. (designer and manufacturer of precision transportation products). Ms. Oster has served as a Director of the Company since 1994 and is a member of the Board's Audit, Investment and Planning Committees.
---------------
(1) Mr. DeRosa was appointed to the Board of Directors on January 7, 2004. Mr. DeRosa replaced Richard A. Unverferth, who retired from the Board of Directors and its committees on January 7, 2004.

(2) The terms of Messrs. Ballard, Grua and Trumbull expire in 2005.

(3) The terms of Messrs. Borra and Chapman and Ms. Oster expire in 2006.

                              BOARD AND COMMITTEES

INDEPENDENCE AND MEETINGS

     In March 2004, the Board adopted its Corporate Governance Guidelines. The Guidelines adopted by the Board meet the new listing standards adopted by the New York Stock Exchange and are available on our Web site at www.hcreit.com and from the Company upon written request sent to the Vice President and Corporate Secretary, Health Care REIT, Inc., One SeaGate, Suite 1500, P.O. Box 1475, Toledo, Ohio, 43603-1475.

     Pursuant to the Guidelines, the Board undertook a review of Director independence in March 2004. During this review, the Board considered transactions and relationships between each Director or any member of his or her immediate family and the Company and its subsidiaries and affiliates, including those reported under "Certain Relationships and Related Transactions." The purpose of this review was to determine whether any relationships or transactions were inconsistent with a determination that a Director is independent.

     The Board determined that other than Mr. Chapman, all of the Directors of the Company (Ms. Oster and Messrs. Ballard, Borra, DeRosa, Donahue, Grua, Thompson and Trumbull) meet the specific minimum independence requirements of the New York Stock Exchange. The Board also determined that other than Messrs. Chapman and Thompson, all of the Directors of the Company (Ms. Oster and Messrs. Ballard, Borra, DeRosa, Donahue, Grua and Trumbull) have no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) and are therefore independent under the general independence standards of the New York Stock Exchange and the Corporate Governance Guidelines.

     The Board also determined that all of the members of the Audit Committee (Ms. Oster and Messrs. DeRosa and Trumbull) are independent under the above standards and under the separate independence standards for audit committee members under Rule 10A-3 of the Securities Exchange Act of 1934. Additionally, the Board determined that all of the members of the Compensation Committee (Messrs. Ballard, Borra and Donahue) are independent, non-employee and outside directors, as the case may be, under the rules of the New York Stock Exchange, Securities and Exchange Commission and Internal Revenue Service. Finally, the Board determined that all of the members of the Nominating/Corporate Governance Committee (Messrs. Ballard, DeRosa and Grua) are independent under the rules of the New York Stock Exchange.

     The Board also determined that two of the three Directors nominated for election at the Annual Meeting, Messrs. DeRosa and Donahue, are independent from the Company and its Management under the standards set forth in the Corporate Governance Guidelines. Although Mr. Thompson meets the minimum independence requirements of the New York Stock Exchange, the Board determined that he is not independent under the general independence standards of the New York Stock Exchange. The loan and credit enhancement provided to First Toledo Corporation by the Company (as described in the section "Certain Relationships and Related Transactions") could be considered as evidence of a material relationship between Mr. Thompson and the Company. Since Mr. Thompson's relationship with the Company (through First Toledo Corporation and otherwise) could be viewed as "material," a finding that he is not independent under the general independence standards of the NYSE was determined to be appropriate.

     The Board met five times during the year ended December 31, 2003. It is our policy to schedule a meeting of the Board on the date of the annual meeting of stockholders and we encourage all of our Directors to attend that meeting. Six Directors attended last year's annual meeting of stockholders.

     The Board has standing Audit, Executive, Compensation, Investment, Nominating/Corporate Governance and Planning Committees. In 2003, except for Mr. Thompson, each incumbent Director attended at least 75% of the aggregate of the meetings of the Board and the committees on which they served.

     Executive sessions of non-Management Directors are held after regularly scheduled meetings of the Board. Effective March 2004, the presiding Director of these executive sessions will be the Chair of the Nominating/Corporate Governance Committee, currently Mr. Ballard.

AUDIT COMMITTEE

     The Audit Committee has the authority and responsibility to engage and discharge the independent auditors, pre-approve all audit and non-audit services to be provided by the independent auditors, review the plan and results of the auditing engagement with the independent auditors, review Management's evaluation of the adequacy of the Company's system of internal accounting controls, direct and supervise investigations into matters within the scope of its duties, and perform the duties set forth in its written charter and such other duties as are required by applicable laws or securities exchange rules. During 2003, the members of the Audit Committee were Ms. Oster and Messrs. Trumbull and Unverferth, with Ms. Oster serving as Chair. The Audit

Committee met five times during the year ended December 31, 2003. The current members of the Audit Committee are Ms. Oster and Messrs. DeRosa and Trumbull, with Ms. Oster serving as Chair.

     The Audit Committee is comprised solely of Directors who are not officers or employees of the Company and whom we believe have the requisite financial literacy to serve on the Audit Committee. Additionally, they have no relationship to us that might interfere with the exercise of their independence from Management and they meet the standards of independence for members of an audit committee published by the Securities and Exchange Commission and the New York Stock Exchange. See "Independence and Meetings" above for a discussion of independence determinations.

     The Board, after reviewing all of the relevant facts, circumstances and attributes, has determined that Mr. Trumbull is the designated "audit committee financial expert" on the Audit Committee.

     The Audit Committee is governed by a written charter approved by the Board of Directors, a copy of which is attached as Appendix A to this Proxy Statement. The charter is also available on our Web site at www.hcreit.com and from the Company upon written request sent to the Vice President and Corporate Secretary, Health Care REIT, Inc., One SeaGate, Suite 1500, P.O. Box 1475, Toledo, Ohio, 43603-1475.

COMPENSATION COMMITTEE

     The Compensation Committee is generally responsible for determining the nature and amount of compensation for Executive Officers. During 2003, the members of the Compensation Committee were Messrs. Borra, Donahue and Unverferth, with Mr. Borra serving as Chair. The Compensation Committee met six times during the year ended December 31, 2003. The current members of the Compensation Committee are Messrs. Ballard, Borra and Donahue, with Mr. Borra serving as Chair. The Compensation Committee is governed by a written charter approved by the Board of Directors. The charter is available on our Web site at www.hcreit.com and from the Company upon written request sent to the Vice President and Corporate Secretary, Health Care REIT, Inc., One SeaGate, Suite 1500, P.O. Box 1475, Toledo, Ohio, 43603-1475.

EXECUTIVE COMMITTEE

     The function of the Executive Committee is to exercise all the powers of the Board (except any powers specifically reserved to the Board) between meetings of the Board. During 2003, the members of the Executive Committee were Messrs. Chapman, Thompson and Unverferth. The Executive Committee met once during the year ended December 31, 2003. The current members of the Executive Committee are Messrs. Ballard, Chapman and Grua. Effective January 7, 2004, the Executive Committee is also responsible for reviewing and approving the Company's investments between meetings of the Investment Committee.

INVESTMENT COMMITTEE

     The function of the Investment Committee is to review and approve the Company's investments in health care facilities. During the year ended December 31, 2003, the Investment Committee met four times and its subcommittee met twice. Each member of the Board is a member of the Investment Committee. Effective January 7, 2004, the Executive Committee is responsible for reviewing and approving the Company's investments between meetings of the Investment Committee.

NOMINATING/CORPORATE GOVERNANCE COMMITTEE

     Responsibilities and Members. The Nominating/Corporate Governance Committee is responsible for reviewing and interviewing qualified candidates to serve on our Board, to make nominations to fill vacancies on our Board and to select the nominees for the Directors to be elected by our stockholders at each annual meeting. In addition, the Committee is responsible for evaluating, implementing and overseeing the standards and guidelines for the governance of the Company, including monitoring compliance with those standards and guidelines, as well as evaluating the performance of our Board. During 2003, the members of the Nominating/Corporate Governance Committee were Messrs. Ballard, Grua and Unverferth, with Mr. Ballard serving as Chair. The Nominating/Corporate Governance Committee met three times during the year ended December 31, 2003.

The current members of the Nominating/Corporate Governance Committee are Messrs. Ballard, DeRosa and Grua, with Mr. Ballard serving as Chair.

     The Committee is comprised solely of Directors who are not officers or employees of the Company. The Board has determined that no member of the Committee has any material relationship with the Company that might interfere with the member's exercise of his independent judgment. The Board has also determined that each member meets the standards of independence established by the New York Stock Exchange.

     The Nominating/Corporate Governance Committee is governed by a written charter approved by the Board of Directors. The charter is available on our Web site at www.hcreit.com and from the Company upon written request sent to the Vice President and Corporate Secretary, Health Care REIT, Inc., One SeaGate, Suite 1500, P.O. Box 1475, Toledo, Ohio, 43603-1475.

     Consideration of Director Nominees. Our Board believes that a nominee for Director should be or have been a senior manager, chief operating officer, chief financial officer or chief executive officer of a complex organization such as a corporation, university, foundation or governmental entity or unit or, if in a professional capacity, be accustomed to dealing with complex problems, or otherwise have obtained and excelled in a position of leadership. In addition, Directors and nominees for Director should have the education, experience, intelligence, independence, fairness, reasoning ability, practical wisdom and vision to exercise sound business judgment and should have high personal and professional ethics, strength of character, integrity and values. Also, Directors and nominees for Director should be available and willing to attend regularly scheduled meetings of our Board and its committees and otherwise able to contribute a reasonable amount of time to our affairs, with participation on other boards of directors encouraged to provide breadth of experience to our Board. The age at the time of election of any nominee for Director should be such to assure a minimum of three years of service as a Director.

     In identifying and evaluating nominees for Director, the Committee first looks at the overall size and structure of our Board each year to determine the need to add or remove Directors. Second, taking into consideration the characteristics mentioned above, the Committee determines if there are any specific qualities or skills that would complement the existing strengths of the Board.

     The Committee uses multiple sources for identifying and evaluating nominees for Directors including referrals from our current Directors and Management, as well as input from third party executive search firms retained at the Company's expense. If the Committee retains one or more search firms, such firms may be asked to identify possible nominees, interview and screen such nominees and act as a liaison between the Committee and each nominee during the screening and evaluation process. The Committee will review the resume and qualifications of each candidate and determine whether the candidate would add value to the Board. With respect to candidates that are determined by the Committee to be potential nominees, the Committee will obtain such background and reference checks as it deems necessary, and the Chair of the Committee and the Chairman of the Board will interview qualified candidates. Once it is determined that a candidate is a good prospect, the candidate will be invited to meet the other members of the Committee. If the candidate is approved by the Committee, the candidate will have an opportunity to meet with the remaining Directors and the senior Management team. At the end of this process, if the Committee determines that the candidate will be able to add value to the Board and the candidate expresses his or her interest in serving on the Board, the Committee will then recommend to the Board that the candidate stand for election by the stockholders or fill a vacancy or newly created position on the Board.

     With respect to Mr. DeRosa, who is being submitted to our stockholders for election as a Director for the first time at the Annual Meeting, Mr. DeRosa was recommended by the members of the Committee.

     The Committee will consider qualified nominees recommended by stockholders who may submit recommendations to the Committee in care of our Vice President and Corporate Secretary, Health Care REIT, Inc., One SeaGate, Suite 1500, P.O. Box 1475, Toledo, Ohio, 43603-1475. To be considered by the Committee for inclusion in the Company's proxy materials for the 2005 Annual Meeting, stockholder nominations must be submitted by November 26, 2004 and must be accompanied by: (1) the name, age, business address and, if known, residence address of the nominee; (2) the principal occupation or employment of the nominee for at least the last five years and a description of the qualifications of the nominee; (3) the number of shares of our stock that are beneficially owned by the nominee; and (4) any other information relating to the nominee that is required to be disclosed in solicitations for proxies for election of Directors under Regulation 14A of the Exchange Act, together with a written statement from the nominee that he or she is willing to be nominated and desires to serve, if elected. Also, the stockholder making the nomination should include: (1) his or her name and record address, together with the name and address of any other stockholder known to be supporting the nominee; and (2) the number of shares of our stock that are beneficially owned by the stockholder making the nomination and by any other supporting stockholders. Nominees for Director who are recommended by our stockholders will be evaluated in the same manner as any other nominee for Director.

     Also, nominations by stockholders may be made at an annual meeting of stockholders in the manner provided in our By-Laws. Our By-Laws provide that a stockholder entitled to vote for the election of Directors may make nominations of persons for election to our Board at a meeting of stockholders by complying with required notice procedures. Those procedures include, but are not limited to, making the nomination by written notice and delivering it to our Vice President and Corporate Secretary not less than 14 nor more than 90 days before any annual meeting of stockholders.

     We may require that the proposed nominee furnish us with other information as we may reasonably request to assist us in determining the eligibility of the proposed nominee to serve as a Director. At any meeting of stockholders, the Chairman of the Board may disregard the purported nomination of any person not made in compliance with these procedures.

PLANNING COMMITTEE

     The function of the Planning Committee is to assist Management with identifying strategic opportunities for the Company. The Planning Committee met one time during the year ended December 31, 2003. Each member of the Board is a member of the Planning Committee.

                         COMMUNICATIONS WITH OUR BOARD

     Stockholders and other parties interested in communicating with our Board of Directors or any specific Directors, including non-Management Directors, may do so by writing to the Board of Directors, Health Care REIT, Inc., One SeaGate, Suite 1500, P. O. Box 1475, Toledo, Ohio 43603-1475. Effective March 12, 2004, the Nominating/Corporate Governance Committee approved a process for handling letters received by the Company and addressed to members of the Board. Under that process, the Vice President and Corporate Secretary of the Company reviews all such correspondence and regularly forwards to the Board a summary of the correspondence (with copies of the correspondence attached) that, in the opinion of the Vice President and Corporate Secretary, relates to the functions of the Board or committees thereof or that she otherwise determines requires their attention (for example, if the communication received relates to questions, concerns or complaints regarding accounting, internal accounting controls and auditing matters, it will be summarized and forwarded to the Chair of the Audit Committee for review). Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of any such correspondence.

                 SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

     The following table sets forth, as of March 11, 2004, unless otherwise specified, certain information with respect to the beneficial ownership of the Company's shares of common stock by each person who is a Director of the Company, each Named Executive Officer (as defined below in the section "Remuneration -- Compensation of Executive Officers"), and the Directors and Executive Officers of the Company as a group. Unless noted below, each person has sole voting and investment power regarding the Company's shares. Also, unless noted below, the beneficial ownership of each person represents less than 1% of the outstanding shares of common stock of the Company.

                                                                      COMMON STOCK
                                                ---------------------------------------------------------
                                                SHARES HELD     OPTIONS EXERCISABLE       TOTAL SHARES
NAME OF BENEFICIAL OWNER                        OF RECORD(1)      WITHIN 60 DAYS       BENEFICIALLY OWNED
------------------------                        ------------    -------------------    ------------------
William C. Ballard, Jr. ......................     23,300               5,001                 28,301(2)
Pier C. Borra.................................     46,326              25,001                 71,327
Raymond W. Braun..............................    106,782              86,031                192,813(3)
George L. Chapman.............................    219,637             188,379                408,016(4)
Michael A. Crabtree...........................     35,435              40,171                 75,606
Thomas J. DeRosa..............................      2,600                   0                  2,600
Jeffrey H. Donahue............................     14,750                   0                 14,750
Scott A. Estes................................     10,028                   0                 10,028
Peter J. Grua.................................     15,000              21,667                 36,667
Charles J. Herman, Jr.........................     24,252              23,130                 47,382
Sharon M. Oster...............................     10,000               5,001                 15,001
Bruce G. Thompson.............................    194,703              35,001                229,704
R. Scott Trumbull.............................     20,743              16,667                 37,410
All Directors and Executive Officers as a
  group (14 persons)..........................    767,870             480,221              1,248,091(5)

---------------

(1) Includes all restricted shares granted under the Company's 1995 Stock Incentive Plan or Stock Plan for Non-Employee Directors beneficially owned by such Directors and Named Executive Officers and all Directors and Executive Officers as a group as of March 11, 2004.

(2) Mr. Ballard's total shares beneficially owned include 5,000 shares owned by his spouse.

(3) Mr. Braun's total shares beneficially owned include 29,320 shares owned by his spouse's revocable trust.

(4) Mr. Chapman's total shares beneficially owned include 7,178 shares held in his sons' names.

(5) Total beneficial ownership represents 2.44% of the outstanding shares of common stock of the Company.

     Based upon filings made with the Securities and Exchange Commission in February 2004, the only stockholders known to the Company to be the beneficial owners of more than 5% of the Company's common stock at March 11, 2004, are set forth below:

                                                                                      PERCENT OF
                                                                COMMON STOCK         OUTSTANDING
BENEFICIAL OWNER                                             BENEFICIALLY OWNED    COMMON STOCK(3)
----------------                                             ------------------   ------------------
Cohen & Steers Capital Management, Inc.
  757 Third Avenue
  New York, NY 10017                                             4,486,525(1)            8.78%

Clarion CRA Securities, L.P.
  259 N. Radnor-Chester Road, Suite 205
  Radnor, PA 19087                                               2,833,023(2)            5.54%

---------------

(1) Includes 4,454,625 shares over which Cohen & Steers has sole voting power and 4,486,525 shares over which Cohen & Steers has sole dispositive power.

(2) Includes 2,106,211 shares over which Clarion CRA Securities has sole voting power, 2,804,822 shares over which Clarion CRA Securities has sole dispositive power and 28,201 shares over which Clarion CRA Securities has shared dispositive power.

(3) The percentages set forth in the filings of these beneficial owners have been revised to reflect their percentage ownership as of March 11, 2004.

EXECUTIVE OFFICERS OF THE COMPANY

     The following information is furnished as to the Executive Officers of the
Company:

     GEORGE L. CHAPMAN, AGE 56. Mr. Chapman has served as Chairman and Chief Executive Officer of the Company since October 1996 and served as President of the Company from September 1995 to May 2002. As described above, since 1992, Mr. Chapman has served in various executive capacities with the Company.

     RAYMOND W. BRAUN, AGE 46. Mr. Braun has served as President of the Company since May 2002, as well as Chief Financial Officer since July 2000. Since January 1993, he has served in various capacities, including Chief Operating Officer, Executive Vice President, Assistant Vice President and Assistant General Counsel of the Company.

     CHARLES J. HERMAN, JR., AGE 38. Mr. Herman has served as Vice President of Operations since August 2000. From 1998 to August 2000, Mr. Herman was a founding member and President of Herman/Turner Group, LLC, a health care consulting company. Prior to that date, Mr. Herman was a founder and Chief Operating Officer of Capital Valuation Group, a health care consulting firm founded in 1991.

     MICHAEL A. CRABTREE, AGE 47. Mr. Crabtree has served as Treasurer of the Company since July 2000. He served as Controller of the Company from 1996 to September 2002. Prior to joining the Company, Mr. Crabtree was Chief Financial Officer of Westhaven Services Co., a provider of pharmaceutical services to nursing homes, holding that position from July 1993 through July 1996.

     SCOTT A. ESTES, AGE 33. Mr. Estes has served as Vice President of Finance since April 2003. From January 2000 to April 2003, Mr. Estes served as a Senior Research Analyst and Vice President with Deutsche Bank Securities. From January 1998 to December 1999, Mr. Estes served as a Senior Equity Analyst and Vice President with Bank of America Securities.

     ERIN C. IBELE, AGE 42. Ms. Ibele has served as Vice President and Corporate Secretary of the Company since January 1993. Since 1986, Ms. Ibele has served in various capacities with the Company.

                                  REMUNERATION

COMPENSATION OF EXECUTIVE OFFICERS

     The following table presents the total compensation awarded to, earned by, or paid to, the Chief Executive Officer of the Company during 2001, 2002 and 2003 and the total compensation awarded, earned, or paid during 2001, 2002 and 2003 to the Company's four other most highly compensated Executive Officers who were serving at the end of 2003, and whose total annual salary and bonus exceeded $100,000 (together with the Chief Executive Officer, the "Named Executive Officers"). Long-Term Compensation includes long-term incentives, consisting of an aggregate of 45,936 shares of restricted stock and stock options to purchase 77,503 shares, which were granted on January 26, 2004 to the Named Executive Officers for performance during the fiscal year ended December 31, 2003.

                           SUMMARY COMPENSATION TABLE

                                                                        LONG-TERM COMPENSATION
                                                                      --------------------------
                                                                       RESTRICTED
                                              ANNUAL COMPENSATION        STOCK        SECURITIES
NAME AND                                     ---------------------       AWARDS       UNDERLYING       ALL OTHER
PRINCIPAL POSITION                   YEAR    SALARY($)    BONUS($)       ($)(1)       OPTIONS(#)    COMPENSATION($)
------------------                   ----    ---------    --------    ------------    ----------    ---------------
George L. Chapman..................  2003    $481,893     $534,667      $950,109        42,262         $137,075(2)
  Chairman and Chief Executive       2002     467,857      502,122       963,189       104,395          128,221
  Officer                            2001     454,230      454,230       610,500       175,000           69,380

Raymond W. Braun...................  2003     277,089      281,814       408,847        18,187           82,094(3)
  President and                      2002     269,018      264,660       512,191        60,779           78,167
  Chief Financial Officer            2001     252,865      233,900       335,775        96,250           46,342

Charles J. Herman, Jr..............  2003     212,180      165,058       149,558         6,653           28,000(4)
  Vice President, Operations         2002     206,000      109,945       175,499        29,397           29,000
                                     2001     200,000       75,000       183,150        52,500                0

Michael A. Crabtree................  2003     138,599       65,982        98,618         4,386           43,405(5)
  Treasurer                          2002     134,562       63,744       153,009        20,352           43,813
                                     2001     130,643       65,322       146,520        42,000           30,824

Scott A. Estes.....................  2003      91,558(6)   100,000       339,970         6,015                0
  Vice President, Finance            2002         N/A          N/A           N/A           N/A              N/A
                                     2001         N/A          N/A           N/A           N/A              N/A

---------------
(1) The restricted stock awards vest ratably over five years. The restricted stock awards set forth in the table are valued at the time of grant. The table below shows the aggregate number of shares of restricted stock held at December 31, 2003 plus those granted on January 26, 2004 for performance during the fiscal year ended December 31, 2003. The value of the restricted stock held at December 31, 2003 is calculated by multiplying the number of shares thereof by the closing market price of $36.00 on the last trading day of 2003, and the value of the restricted stock granted on January 26, 2004 is calculated by multiplying the number of shares thereof by the closing market price of $37.93 on the date of grant. Dividends are paid on the restricted shares at the same rate as on all other shares of common stock of the Company. Such dividends are not included in the Summary Compensation Table. With respect to Mr. Estes, the value of restricted stock granted in 2003 includes 7,000 shares of restricted stock that were granted to Mr. Estes on May 19, 2003. The value of such shares is calculated by multiplying the number of shares by the closing market price of $29.25 on May 19, 2003.

                                                                                                  VALUE OF
                                                                                              JANUARY 26, 2004
                               NUMBER OF SHARES OF   VALUE OF RESTRICTED   RESTRICTED STOCK   RESTRICTED STOCK
                               RESTRICTED STOCK AT        STOCK AT            GRANTS ON          AWARDS AT
                                DECEMBER 31, 2003     DECEMBER 31, 2003    JANUARY 26, 2004    TIME OF GRANT
                               -------------------   -------------------   ----------------   ----------------
George L. Chapman............        82,117              $2,956,212             25,049            $950,109
Raymond W. Braun.............        43,494               1,565,784             10,779             408,847
Charles J. Herman, Jr........        14,297                 514,692              3,943             149,558
Michael A. Crabtree..........        14,778                 532,008              2,600              98,618
Scott A. Estes...............         7,000                 252,000              3,565             135,220

(2) "All Other Compensation" includes $28,000 that is estimated to be contributed in connection with the Company's Retirement Plan and Trust ("RPT") and $109,075 of principal otherwise payable to the Company that was forgiven in 2003 pursuant to the terms of the Company's Executive Loan Program ("ELP") established in connection with the Stock Incentive Plan. See "Certain Relationships and Related Transactions -- Executive Loan Program."

(3) "All Other Compensation" includes $28,000 that is estimated to be contributed in connection with the RPT and $54,094 of principal otherwise payable to the Company that was forgiven in 2003 pursuant to the terms of the ELP. See "Certain Relationships and Related Transactions -- Executive Loan Program."

(4) "All Other Compensation" includes $28,000 that is estimated to be contributed in connection with the RPT.

(5) "All Other Compensation" includes $26,680 that is estimated to be contributed in connection with the RPT and $16,725 of principal otherwise payable to the Company that was forgiven in 2003 pursuant to the terms of the ELP. See "Certain Relationships and Related Transactions -- Executive Loan Program."

(6) Mr. Estes joined the Company as Vice President of Finance in April 2003 at an annual base salary of $135,000.

EMPLOYMENT AGREEMENTS

     The Company and Mr. Chapman have entered into an employment agreement that expires January 31, 2006, subject to optional successive three-year renewal terms. Mr. Chapman serves as the Company's Chairman and Chief Executive Officer. Mr. Chapman's annual base salary was increased to $496,350, effective January 1, 2004, and he is eligible for discretionary annual bonuses and stated fringe benefits. If Mr. Chapman is terminated without cause, he would receive severance pay for the remaining term of the agreement or for 24 months, whichever is greater. If he resigns during the 12 months following a "change in corporate control" (as defined in the employment agreement), he would receive severance pay for 36 months. These severance benefits would be made in a series of monthly payments, in an amount equal to one-twelfth of the sum of his annual base salary and the greater of the average of his annual bonuses for the two fiscal years immediately preceding the termination or change in corporate control or a minimum bonus equal to 60% of his annual base salary. At Mr. Chapman's election, the Company would instead make an immediate lump sum payment equal to the present value of such monthly payments, calculated using a discount rate equal to the interest rate on 90-day Treasury Bills reported at the date the election is delivered. Mr. Chapman's stock option and restricted stock awards under the 1995 Stock Incentive Plan would become vested and immediately exercisable in the event of a change in corporate control, or upon his death, disability or termination without cause. In addition, if it is determined that any payment by the Company to Mr. Chapman would be a golden parachute subject to excise tax, the amount of the payments to him would be increased to cover such excise tax.

     The Company has entered into similar employment agreements with certain other Executive Officers of the Company that expire January 31, 2005, and provide for optional successive two-year renewal terms, minimum annual salaries, stated benefits, and severance payments in the event of a termination without cause or a change in corporate control.

     For those executives who have an employment agreement with the Company, if any amounts forgiven under the Executive Loan Program are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, the Company will make a gross-up payment to the executives consistent with the formula set forth in the executive's then current employment agreement with respect to excise taxes, if any. See "Certain Relationships and Related Transactions -- Executive Loan Program" below for additional information about these loans.

STOCK INCENTIVE PLAN

     The Company's 1995 Stock Incentive Plan (the "Stock Incentive Plan") authorizes the Compensation Committee of the Board to grant eligible officers and key employees of the Company awards consisting of options to purchase shares of common stock, stock appreciation rights, dividend equivalent rights, shares of restricted stock or performance shares. The Compensation Committee has the discretion to select the particular officers and key employees who will receive awards.

                                 OPTION GRANTS

     The following table provides information regarding options to purchase shares of common stock granted to the Named Executive Officers. These option grants consist of stock options to purchase 77,503 shares that were granted on January 26, 2004 to the Named Executive Officers for performance during the fiscal year ended December 31, 2003.

                                    NUMBER OF      % OF TOTAL
                                      SHARES        OPTIONS
                                    UNDERLYING     GRANTED TO     EXERCISE
                                     OPTIONS       EMPLOYEES      OR BASE                        GRANT
                                    GRANTED(#)     IN FISCAL       PRICE       EXPIRATION        DATE
               NAME                   (1)(2)        YEAR(3)        ($/SH)         DATE        VALUE($)(4)
----------------------------------  ----------     ----------     --------     ----------     -----------
George L. Chapman.................    42,262           41%         $37.00       1/26/14        $548,561
Raymond W. Braun..................    18,187           18%          37.00       1/26/14         236,067
Charles J. Herman, Jr.............     6,653            7%          37.00       1/26/14          86,356
Michael A. Crabtree...............     4,386            4%          37.00       1/26/14          56,930
Scott A. Estes....................     6,015            6%          37.00       1/26/14          78,075

---------------

(1) All of the options granted vest in five, substantially equal installments, commencing in January 2005 and ending in January 2009.

(2) The options were granted on January 26, 2004. The terms of the options permit broker assisted cashless exercises and payment of the option exercise price by delivery of previously owned shares. The options include dividend equivalent rights ("DERs") which provide for the accrual of deferred cash payments equivalent to dividends on the shares covered by such options, at the same rate as dividends are paid on the Company's common stock for each dividend payment date between the date the options were granted and the date the options are exercised or expire. Such DERs will be paid out in cash only after the corresponding option has become vested. At December 31, 2003, no DERs were held by the Named Executive Officers.

(3) Option grants consist of stock options to purchase 77,503 shares that were granted on January 26, 2004 to the Named Executive Officers for performance during the fiscal year ended December 31, 2003.

(4) The options were granted on January 26, 2004 and the Black-Scholes option valuation methodology was used based on estimates as of January 22, 2004. In using such methodology, the following variables were used: risk-free interest rate of 4.34%, dividend yields of 0.00%, expected lives of seven years, and expected volatility of 22.40%. The actual value, if any, that a Named Executive Officer may realize will depend upon the excess of the closing market price over the exercise price on the date the option is exercised and, because the options include DERs, the total dividends paid by the Company. There is no assurance that the value realized by a Named Executive Officer will be at or near the value estimated by this calculation.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES*

     The following table provides information regarding option exercises with respect to shares of common stock by each of the Named Executive Officers and the values of such Named Executive Officers' unexercised options.

                                                          NUMBER OF SHARES
                                                             UNDERLYING                     VALUE OF UNEXERCISED
                                                         UNEXERCISED OPTIONS                IN-THE-MONEY OPTIONS
                         SHARES        VALUE             AT FISCAL YEAR END               AT FISCAL YEAR END($)(2)
                       ACQUIRED ON    REALIZED    ---------------------------------   ---------------------------------
        NAME           EXERCISE(#)     ($)(1)     EXERCISABLE(#)   UNEXERCISABLE(#)   EXERCISABLE($)   UNEXERCISABLE($)
        ----           -----------   ----------   --------------   ----------------   --------------   ----------------
George L. Chapman.....   164,519     $1,679,948      215,000           313,433          $2,699,750        $4,150,468
Raymond W. Braun......    42,000        644,793      115,000           169,529           1,401,268         2,227,853
Charles J. Herman, Jr.    16,000        199,480       31,250            81,897             485,538         1,067,021
Michael A. Crabtree...    14,500         89,105       48,100            67,352             734,436           902,016
Scott A. Estes........         0              0            0                 0                   0                 0

---------------

(1) Value at exercise is the difference between the closing market price on the date of exercise less the exercise price per share, multiplied by the number of shares acquired on exercise.

(2) Calculated based on the closing market price on the last trading day of 2003 multiplied by the number of applicable shares covered by in-the-money options, less the total exercise price for such shares.

 * Options at fiscal year end do not include stock options to purchase 77,503 shares that were granted on January 26, 2004 to the Named Executive Officers for performance during the fiscal year ended December 31, 2003.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     Effective January 1, 2001, the Compensation Committee of the Board of Directors adopted a Supplemental Executive Retirement Plan (the "SERP"), a non-qualified defined benefit pension plan that provides certain executives selected by the Compensation Committee with supplemental deferred retirement benefits. The SERP provides an opportunity for participants to receive retirement benefits that cannot be paid under the Company's tax-qualified 401(k) Profit Sharing Plan because of the restrictions imposed by ERISA and the Internal Revenue Code of 1986, as amended.

     The SERP benefit is designed to provide a benefit payable at retirement at age 65 or older equal to 35% of the participant's average compensation at retirement, offset by the actuarial equivalent of the benefit provided by the Company's qualified plan. Since the SERP benefit accrues over the career of the participant, if the participant retires before his or her 65th birthday, the benefit will be subject to a reduction for proration of length of participation and a further reduction based upon the number of months the participant's retirement occurs prior to his or her 65th birthday. Average compensation is defined under the SERP to mean the average of the three highest years of salary and bonus compensation considering all years completed prior to the date of retirement.

     The actuarial equivalent of the benefit provided by the Company's qualified plan represents the value of Company contributions to the participant's qualified retirement plan accounts projected to age 65 and expressed as a monthly benefit payable for life. The projected value of Company contributions is determined by using all contributions made on behalf of the participant for plan years completed prior to the date of retirement and a 7.5% interest rate compounded annually.

     In the event of a change in control of the Company, if the employment of the chief executive officer of the Company is terminated, either voluntarily or involuntarily for any reason, he or she will be entitled to receive the full retirement benefit, unreduced by the proration for length of participation or the early retirement reduction. With respect to other participants, if their employment is terminated after a change in control, either voluntarily or involuntarily for any reason, they will be entitled to receive their early retirement benefits as of the date of termination calculated by adding an additional five years of participation (up to but not beyond age 65) to the length of their participation proration, but with no reduction for early retirement.

     The SERP is unfunded and all benefits will be paid from the general assets of the Company. Eligibility is limited to a select group of Management or highly compensated employees whose qualified plan benefits are limited by ERISA and the Internal Revenue Code of 1986, as amended. The Compensation Committee has selected George L. Chapman and Raymond W. Braun to participate in the SERP. The table below illustrates, for a range of average compensation, the anticipated annual benefit if the participant retired and chose to receive benefits at age 65 calculated prior to any offset for the Company contributions to the participant's qualified plan:

AVERAGE COMPENSATION                                 AGE 65
--------------------                                --------
$  500,000........................................  $175,000
$  600,000........................................  $210,000
$  700,000........................................  $245,000
$  800,000........................................  $280,000
$  900,000........................................  $315,000
$1,000,000........................................  $350,000
$1,100,000........................................  $385,000
$1,200,000........................................  $420,000
$1,300,000........................................  $455,000
$1,400,000........................................  $490,000

     Based on current compensation, ages and years of participation, if Mr. Chapman and Mr. Braun would have elected early retirement at the end of 2003, Mr. Chapman and Mr. Braun would have been eligible for an annual benefit of $47,866 and $0, respectively, prior to any offset from their qualified retirement plan accounts.

COMPENSATION OF DIRECTORS

     Each Director receives an annual fee of $20,000 for his or her services. In addition, each Director receives a fee of $1,500 for each Board meeting attended. Members of the Audit, Compensation and Nominating/Corporate Governance Committees receive $1,000 for each meeting attended and members of the Investment and Planning Committees receive $1,200 and $1,500, respectively, for each such committee meeting attended. The Chairs of the Audit and Compensation Committees receive an additional fee of $5,000 per year and the Chair of the Nominating/Corporate Governance Committee receives an additional fee of $2,500 per year, which fee increased to $5,000 in 2004.

     Director's fees are not paid to Mr. Chapman. The fees paid to all other Directors totaled $334,600 in 2003.

     During 1997, the Company adopted the Stock Plan for Non-Employee Directors. Pursuant to this Plan, in January 2002 each continuing Director not employed by the Company was granted 1,000 shares of restricted stock and options to purchase 5,000 shares of common stock. In 2003, each non-employee Director received stock options to purchase 5,000 shares and a grant of 1,500 shares of restricted stock. In accordance with the terms of the Stock Plan for Non-Employee Directors, Mr. DeRosa, a new non-employee Director, received an option to purchase 10,000 shares of common stock upon joining the Board. In addition, on January 26, 2004, each non-employee Director received a grant of 2,000 shares of restricted stock and no stock options. All of the options have an option exercise price equal to the fair value of the shares at the time the options were granted. The options granted to a Director under this Plan may not be exercised more than 10 years after the date the options are granted. Option awards generally become exercisable in three equal installments on the first three anniversaries of the date of grant, so that one-third of the shares subject to the options will first become available for purchase by the Director on each of these anniversaries. Restricted stock awards generally become vested on the six month anniversary of the date of the grant. The other terms of these awards are set forth in detail in the Stock Plan for Non-Employee Directors.

EQUITY COMPENSATION PLAN INFORMATION

     The following table sets forth certain information, as of March 11, 2004, concerning shares of common stock authorized for issuance under all of the Company's equity compensation plans.

                                                                                              (c)
                                                                                     NUMBER OF SECURITIES
                                                                                    REMAINING AVAILABLE FOR
                                             (a)                     (b)             FUTURE ISSUANCE UNDER
                                   NUMBER OF SECURITIES TO    WEIGHTED AVERAGE     EQUITY COMPENSATION PLANS
                                   BE ISSUED UPON EXERCISE    EXERCISE PRICE OF      (EXCLUDING SECURITIES
                                         OF OPTIONS          OUTSTANDING OPTIONS    REFLECTED IN COLUMN(a))
                                   -----------------------   -------------------   -------------------------
Equity compensation plans
  approved by stockholders.......         1,388,920                $24.48                  1,166,028(1)

Equity compensation plans not
  approved by stockholders.......              None                   N/A                       None
                                          ---------                ------                  ---------
Totals...........................         1,388,920                $24.48                  1,166,028(1)

---------------

(1) This number includes 1,066,278 shares of common stock reserved for future issuance under the 1995 Stock Incentive Plan, as amended, and 99,750 shares of common stock reserved for future issuance under the Stock Plan for Non-Employee Directors, as amended. The number of shares reserved for future issuance under the 1995 Stock Incentive Plan may increase automatically each year if the total number of outstanding shares of common stock increases by more than 5% during any 12 calendar months by reason of equity offerings. The number of shares reserved for future issuance under the Stock Plan for Non-Employee Directors increases automatically each year by a number of shares equal to the number of non-employee Directors serving on the Board of Directors each January 1 times 6,000 shares (up to a maximum of 90,000 shares). There are no shares of common stock reserved for future issuance under the Health Care REIT, Inc. 1985 Incentive Stock Option Plan, as amended.

REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Board is responsible for determining the nature and amount of compensation for the Company's six Executive Officers. The Committee currently consists of three non-employee Directors, Pier C. Borra, Jeffrey H. Donahue and William C. Ballard, Jr. Mr. Ballard became a member of the Compensation Committee in January 2004 after Richard A. Unverferth's retirement from the Board and the Compensation Committee. During the year ended December 31, 2003, the Compensation Committee of the Board met six times, and also met once in January 2004.

     The Compensation Committee has developed the Company's executive compensation program to have a strong pay-for-performance foundation. The Compensation Committee believes that compensation for the Chief Executive Officer and other Executive Officers should be generally competitive with other REITs, in order to retain and attract top management talent, and should be linked to the achievement of the Company's short and long-term financial and strategic goals. The Compensation Committee utilizes the services of Frederic W. Cook & Co., a nationally recognized executive compensation consulting firm, to assist the Compensation Committee in reviewing and developing the Company's executive compensation program.

     The Compensation Committee annually assesses the competitiveness of compensation for the Company's Executive Officers by reviewing competitive market data compiled by the independent consultant from companies in multiple peer groups. This year, the compensation of the Executive Officers was compared to executive compensation practices within a group of REITs focusing in the health care industry, as well as a group of REITs in a variety of asset classes of similar size to the Company. The Compensation Committee confirmed that the Company's executive compensation program is appropriate relative to the market.

     The three key components of the Company's Executive Officer compensation program are annual base salaries, annual incentive compensation and long-term incentive awards under the Company's 1995 Stock Incentive Plan.

     Base Salaries. The Executive Officers' base salaries are established in their employment agreements and the Compensation Committee may adjust those base salaries from time to time, as it deems appropriate. For 2004, following discussions with the Chief Executive Officer and the Company's compensation consultant, the Compensation Committee approved three percent salary increases for the Executive Officers, with larger increases for Mr. Estes and Ms. Ibele, to keep the compensation levels of the Executive Officers competitive with the pay levels that other peer-group REITs provide for similar executive officer positions.

     Incentive Compensation. Annual and long-term incentive compensation payments to Executive Officers are based on the achievement of pre-established corporate and individual goals for the performance year. Eighty percent of the incentive compensation opportunity for Messrs. Chapman and Braun, and 60% of the incentive compensation opportunity for the other Executive Officers, are based on objective corporate performance goals, such as the Company's overall performance against its business plan and changes in stockholder value. The remainder of each executive's incentive compensation opportunity is based on other pre-established performance factors. For each executive, a range of earnings opportunity is established at the beginning of the performance period corresponding to three levels of performance (a threshold, target and high performance level) for both the annual cash bonus and long-term incentive awards. In January 2003, the Compensation Committee approved a set of corporate performance goals to be used in setting incentive compensation for Executive Officers. The 2003 performance goals set by the Compensation Committee related to (1) funds from operations (FFO) per share (a standard measure of financial earnings performance for REITs); (2) net real estate investments; (3) FFO payout ratio; and (4) three-year total stockholder return relative to the NAREIT Index. The Company's 2003 performance exceeded the target level for each of these performance measures.

     The Company's 1995 Stock Incentive Plan is the Company's primary vehicle for providing long-term incentive compensation to Executive Officers, and is intended to enable the Company to continue to provide its Executive Officers and other key employees with competitive equity-based compensation in order to align Management and stockholder interests, enhance focus on the creation of stockholder value, and support the long-term retention of key contributors. Under the terms of the Company's 1995 Stock Incentive Plan, the Compensation Committee has authority to approve stock option awards, restricted shares or other equity-based incentive awards to Executive Officers and key employees and to determine the terms of these awards.

     At its January 2004 meeting, the Board approved long-term incentive awards for Executive Officers of the Company. The Compensation Committee based these awards on the same corporate performance measures described above. The Compensation Committee determined that 75% of the value of the long-term incentive compensation earned by each Executive Officer for 2003 should be granted in the form of shares of restricted stock, with the remainder delivered as stock options with dividend equivalent rights, valued at $12.98 per share. Dividend equivalent rights entitle the holder to receive a cash payment equal to the dividend paid on a share of the Company's stock. Options with dividend equivalent rights are effective long-term incentives and are especially appropriate for a REIT, since they reward total stockholder return, not just share price appreciation. Based on the attainment of performance goals during the year, the Committee granted 45,887 options with dividend equivalent rights, valued at $12.98 per share, to the Executive Officers. Due to the Company's extraordinary performance during the year, an additional pool of 36,709 options with dividend equivalent rights, also valued at $12.98 per share, were approved for allocation to the Executive Officers. In total for the performance year, the Committee granted an aggregate of 82,596 options with dividend equivalent rights, and an aggregate of 48,955 shares of restricted stock to Executive Officers. Both the options and restricted shares vest ratably over five years, and cash payments attributable to dividend equivalent rights will accrue and be paid out only when the corresponding option has vested.

     CEO Compensation. The Compensation Committee increased Mr. Chapman's annual base salary for 2004 from $481,893 to $496,350 effective January 1, 2004. In addition to his base salary, Mr. Chapman was eligible to receive an annual bonus for 2003 based on a percentage of his annual base salary, with the percentage earned to depend on achievement of the performance goals established by the Committee at its January 2003 meeting. As described above, these goals related primarily to FFO per share, net real estate investments, FFO payout ratio and three-year total stockholder return relative to the NAREIT Index. Based upon the Company's achievement of these goals, as well as the achievement of individual goals, Mr. Chapman was awarded an annual bonus of $534,667 (111.0% of his 2003 annual base salary), 42,262 options with dividend equivalent rights and 25,049 restricted shares. The Compensation Committee believes that the amount of Mr. Chapman's compensation is consistent with general compensation levels within the health care REIT sector, as well as the broader public REIT industry, and appropriate in view of the Company's performance in 2003.

     Section 162(m). The Compensation Committee has considered the anticipated tax treatment to the Company regarding the compensation and benefits paid to the Executive Officers of the Company under Section 162(m) of the Internal Revenue Code of 1986, as amended. Although the Company does not pay corporate income taxes because it is a real estate investment trust, the Compensation Committee will strive to provide Executive Officers with attractive, well-designed compensation packages that will generally preserve the deductibility of such payments for the Company. Certain types of compensation payments and their deductibility depend upon the timing of an Executive Officer's vesting or exercise of previously granted rights. Moreover, interpretations of any changes in the tax laws and other factors beyond the Compensation Committee's control may affect the deductibility of certain compensation payments. As mentioned above, however, since the Company does not pay corporate income taxes, the loss of this deduction would not have adverse consequences for the Company. If deductibility becomes an issue, the Compensation Committee will consider various alternatives to preserve the deductibility of compensation payments to Executive Officers and benefits to the extent reasonably practical and to the extent consistent with its other compensation objectives, but reserves the right to make incentive-based awards not exempt from these limits where such awards are appropriate and will not have a material impact on stockholder value.

     The Compensation Committee is committed to maintaining a compensation program that appropriately aligns the Company's executive compensation with corporate performance and the interests of its stockholders. The Compensation Committee periodically reviews its program in order to make any further changes it considers necessary to achieve such objectives.

Pier C. Borra, Compensation Committee Chair
William C. Ballard, Jr., Compensation Committee Member
Jeffrey H. Donahue, Compensation Committee Member
March 15, 2004

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

     Set forth below is a line graph comparing the yearly percentage change and the cumulative total stockholder return on the Company's shares against the cumulative total return of the S & P Composite-500 Stock Index and the NAREIT Equity Index. One hundred forty seven companies comprise the NAREIT Equity Index. The Index consists of REITs identified by NAREIT as equity (those REITs which have at least 75% of equity investments). Upon written request sent to the Vice President and Corporate Secretary, Health Care REIT, Inc., One SeaGate, Suite 1500, P.O. Box 1475, Toledo, Ohio, 43603-1475, the Company will provide stockholders with the names of the component issuers. The data are based on the closing prices as of December 31 for each of the five years. 1998 equals $100 and dividends are assumed to be reinvested.

                              [PERFORMANCE GRAPH]

                           12/31/98      12/31/99      12/31/00      12/31/01      12/31/02      12/31/03
S & P 500                   100.00        121.04        110.02         96.94         75.52         97.18
Company                     100.00         65.03         80.74        134.24        162.13        233.37
NAREIT Equity               100.00         95.38        120.53        137.32        142.57        195.51

     Except to the extent the Company specifically incorporates this information by reference, the foregoing Report of the Compensation Committee and Stockholder Return Performance Presentation shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934. This information shall not otherwise be deemed filed under such Acts.

SECTION 16(a) COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and Executive Officers, and persons who own beneficially more than 10% of the shares of common stock of the Company, to file reports of ownership and changes of ownership with the Securities and Exchange Commission and the New York Stock Exchange. Copies of all filed reports are required to be furnished to the Company pursuant to Section 16(a). Based solely on the reports received by the Company and on written representations from reporting persons, the Company believes that the Directors and Executive Officers complied with all applicable filing requirements during the fiscal year ended December 31, 2003, except that one Form 4 was not timely filed by Mr. Trumbull.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

EXECUTIVE LOAN PROGRAM

     Pursuant to the provisions of the Company's 1995 Stock Incentive Plan, the Company instituted an Executive Loan Program in 1999, pursuant to which the Company made six recourse loans to each of Messrs. Chapman, Braun and Crabtree and Ms. Ibele, Executive Officers of the Company, to assist them with paying taxes related to the vesting of restricted stock awards made under the 1995 Stock Incentive Plan. The Executive Loan Program was discontinued on July 30, 2002 as a result of the passage of the Sarbanes-Oxley Act of 2002. No additional loans will be made to the Executive Officers. The passage of this act did not affect any of the features of the existing loans.

     At March 11, 2004, the balance of the loans made to Messrs. Chapman, Braun and Crabtree and Ms. Ibele were $255,431, $127,264, $40,639 and $51,878, respectively. The highest amount due during 2003 by each of Messrs. Chapman, Braun and Crabtree and Ms. Ibele, was $387,133, $192,671, $59,973 and $79,719,
respectively.

     Each loan is evidenced by a promissory note, is secured by a pledge of the shares of the common stock of the Company that vested and gave rise to the tax liability with respect to which the loan was made to the Executive Officer and bears interest at the mid-term applicable federal rate established by the Internal Revenue Service at the time of the loan. The interest rates for the six loans range from 3.94% to 6.21% and interest is payable annually no later than 30 days after the anniversary date of the note. Each note becomes due and payable five years after the date of the note; however, on each anniversary date of each note, if the Executive Officer continues to be employed by the Company, one-fifth of the original principal amount due under the note is forgiven. If the Executive Officer's employment is involuntarily terminated for cause before a note is fully paid or if the Executive Officer voluntarily terminates his or her employment with the Company (other than by reason of death, disability or as a result of a change in control) before a note is fully paid, the outstanding balance becomes due and payable in 90 days. The entire outstanding amount due under the note will be forgiven in the event of a change in control in the Company or the death, disability or involuntary termination of the Executive Officer by the Company without cause.

     Finally, if any amounts forgiven are subject to the excise tax imposed by
Section 4999 of the Internal Revenue Code, the Company will make a gross-up payment to the Executive Officers consistent with the formula set forth in the Executive Officer's then current employment agreement with respect to excise taxes. In 2003, $202,078 was forgiven pursuant to the terms of the Executive Officers' existing loans.

OTHER RELATIONSHIPS AND RELATED TRANSACTIONS

     In 1984, the Company provided a direct loan and a credit enhancement to a partnership in connection with an assisted living facility. Mr. Thompson, a Director of the Company, owns 50% of First Toledo Corporation, which serves as a general partner in the partnership. An affiliate of Mr. Thompson, Kingston HealthCare Company, operates the facility. The partnership structure facilitated industrial development bond financing, and a credit enhancement was provided in the form of the Company's agreement to purchase the facility or the bonds in the event of default by the partnership. At December 31, 2003, the Company's contingent obligation under the agreement to purchase totaled $3,195,000. For the fiscal year ended 2003, the Company received $72,000 in connection with its contingent obligation pursuant to the agreement to purchase. For the fiscal year ended 2003, the Company recorded $36,500 of interest income.

     At the time this transaction was entered into, it was approved by a majority of Directors unaffiliated with the transaction. For the fiscal year ended December 31, 2003, revenues from related parties totaled $108,500, or 0.05%, of the revenues (including the revenues from discontinued operations) of the Company.

                 PROPOSAL 2 -- RATIFICATION OF THE APPOINTMENT
                            OF INDEPENDENT AUDITORS

     The firm of Ernst & Young LLP served as independent auditors of the Company for the year ended December 31, 2003 and has been selected by the Company to serve as its independent auditors for the year ending December 31, 2004. Ernst & Young LLP has served as independent auditors of the Company since the Company's inception in 1970. Although the submission of this matter for approval by stockholders is not legally required, the Board believes that such submission follows sound business practice and is in the best interests of the stockholders. If this appointment is not ratified by the holders of a majority of the shares of voting securities present in person or by proxy at the Annual Meeting, the Directors will consider the selection of another accounting firm. If such a selection were made, it may not become effective until 2005 because of the difficulty and expense of making a substitution. Representatives of the firm of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     Fees for professional services provided by Ernst & Young LLP in each of the last two fiscal years, in each of the following categories, are as follows:

                                                          YEAR ENDED DECEMBER 31
                                                          -----------------------
                                                             2003         2002
                                                          ----------   ----------
Audit Fees..............................................   $271,945     $207,500
Audit-Related Fees......................................     35,705            0
Tax Fees................................................    216,083      246,523
All Other Fees..........................................          0            0
                                                           --------     --------
Totals..................................................   $523,733     $454,023

Audit Fees include fees associated with the annual audit, the review of the Company's quarterly reports on Form 10-Q and services that generally only the independent auditors can provide such as comfort letters, consents and assistance with review of documents to be filed with or furnished to the Securities and Exchange Commission. Audit-Related Fees include fees associated with assurance and related services that are traditionally performed by an independent accountant, including advisory services related to readiness for Sarbanes-Oxley Section 404 internal control requirements and consultations concerning financial accounting and reporting standards. Tax Fees include fees for tax compliance and tax planning and tax advice services. Tax compliance involves the preparation of original and amended tax returns, claims for refund and tax payment-planning services. Tax planning and tax advice encompass a diverse range of services, including assistance with tax audits and appeals, tax advice related to mergers and acquisitions, and requests for rulings or technical advice from taxing authorities. None of the foregoing fees were paid for services, the sole business purpose of which was tax avoidance, or the tax treatment of which would not be supported by the Internal Revenue Code and related regulations.

     THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF ERNST & YOUNG LLP. The affirmative vote of a majority of the shares of voting securities present in person or by proxy at the Annual Meeting will be required for such ratification.

PRE-APPROVAL POLICIES AND PROCEDURES FOR AUDIT AND NON-AUDIT SERVICES

     The Audit Committee has developed policies and procedures concerning its pre-approval of the performance of audit and non-audit services for the Company by Ernst & Young LLP. At its annual January planning meeting, the Audit Committee gives its prior approval and establishes annual fee limits for the following categories of services that it desires the independent auditors to undertake: audit services, audit-related services, tax compliance services and tax planning and tax advice services. Further, particular subcategories of audit-related services, tax compliance services and tax planning and tax advice services, by type of activity, are identified and annual fee estimates specified for each activity. Subcategories of service and annual fee limits may also be specified for subcategories of audit services if desired by the Committee. To the extent that the limits established for any of these categories or subcategories of service are not sufficient, the Audit Committee reviews and approves additional services as necessary or appropriate in advance of the service being provided. All other non-audit services must be pre-approved on an individual engagement basis. If there is any question as to whether a proposed service has been pre-approved, Management and the independent auditors together must contact the Audit Committee to obtain clarification or, if necessary, pre-approval.

     All of the audit services, audit-related services, tax compliance services and tax planning and tax advice services provided to the Company by Ernst & Young LLP during the year ended December 31, 2003 were pre-approved by the Audit Committee.

     Where specific Audit Committee approval of services is required, for services with a cost of less than $25,000, the Chair of the Audit Committee may pre-approve the engagement subject to a presentation to the full Audit Committee at its next regularly scheduled meeting. For such services with a cost exceeding $25,000, the full Audit Committee is required to pre-approve the services in advance of the activity.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. In fulfilling its oversight responsibilities this past year, the Committee reviewed the audited financial statements with Management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

     The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards (including Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards Nos. 89 and 90). In addition, the Committee has discussed with the independent auditors the auditors' independence from Management and the Company, including the matters in the written disclosures required by the Independence Standards Board (including Independence Standards Board Standard No. 1), and considered the compatibility of non-audit services with the auditors' independence.

     The Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Committee met with the independent auditors, with and without Management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee held five meetings during the year ended December 31, 2003.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to stockholder ratification, the selection of Ernst & Young LLP as the Company's independent auditors.

Sharon M. Oster, Audit Committee Chair
Thomas J. DeRosa, Audit Committee Member
R. Scott Trumbull, Audit Committee Member
March 15, 2004

                               VOTING PROCEDURES

     All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting and will be included in vote totals. Accordingly, abstentions will have the same effect as negative votes. A "broker non-vote" occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker does not have discretionary voting power for the other proposal and has not received instructions from the beneficial owner. Broker non-votes will be counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting, but will not be counted for purposes of determining the number of shares entitled to vote with respect to any proposal for which the broker lacks discretionary authority.

                                 OTHER MATTERS

     Management is not aware of any matters to be presented for action at the Annual Meeting other than the matters set forth above. If any other matters do properly come before the meeting or any adjournment thereof, it is intended that the persons named in the proxy will vote in accordance with their judgment on such matters.

                     STOCKHOLDERS SHARING THE SAME ADDRESS

     In accordance with a notice sent to stockholders who share a single address, we are sending only one Annual Report and one Notice of Meeting and Proxy Statement to that address unless we receive contrary instructions from any stockholder at that address. This procedure, known as "householding," is designed to reduce our printing costs, mailing costs and fees.

     Stockholders residing at such an address who wish to receive separate copies of the Annual Report or Proxy Statement in the future and stockholders who are receiving multiple copies of these materials now and wish to receive just one set of materials in the future, should write to the Vice President and Corporate Secretary, Health Care REIT, Inc., One SeaGate, Suite 1500, P.O. Box 1475, Toledo, Ohio, 43603-1475 or call (419) 247-2800 to request a change. The Annual Report and Proxy Statement are also available on the Company's Web site at www.hcreit.com.

       STOCKHOLDER PROPOSALS FOR PRESENTATION AT THE 2005 ANNUAL MEETING

     The Board of Directors requests that any stockholder proposals intended for inclusion in the Company's proxy materials for the 2005 Annual Meeting be submitted to Erin C. Ibele, Vice President and Corporate Secretary of the Company, in writing no later than November 26, 2004. Unless the Company has been given written notice by February 14, 2005 of a stockholder proposal to be presented at the 2005 Annual Meeting other than by means of inclusion in the Company's proxy materials for the Meeting, persons named in the proxies solicited by the Board of Directors for the Meeting may use their discretionary voting authority to vote against the proposal.


                                          BY THE ORDER OF THE BOARD OF DIRECTORS


                                          Erin C. Ibele
                                          Vice President and Corporate Secretary

                                                                      APPENDIX A

                             HEALTH CARE REIT, INC.
                            AUDIT COMMITTEE CHARTER

PURPOSES

     The Audit Committee (the "Committee") is appointed by the Board of Directors ("Board") to assist the Board in monitoring (1) the integrity of the financial statements of Health Care REIT, Inc. ("HCN"), (2) the independent auditor's qualifications and independence, (3) the performance of HCN's internal audit function and independent auditor, and (4) the compliance by HCN with legal and regulatory requirements. Furthermore, the Committee shall prepare the report required by proxy rules of the Securities and Exchange Commission (the "Commission") to be included in HCN's annual proxy statement.

COMMITTEE MEMBERSHIP

     The Committee shall consist of no fewer than three members of the Board. The Committee members shall not simultaneously serve on the audit committees of more than two other public companies. The members of the Committee and its Chairman shall be appointed by the Board on the recommendation of the Nominating/Corporate Governance Committee. The Committee members may be replaced by the Board.

     Each member of the Committee shall meet the independence requirements of the New York Stock Exchange ("NYSE"), Section 10A(m)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Commission. Furthermore, each member of the Committee must be financially literate, as such qualification is interpreted by the Board in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Committee. In addition, at least one member of the Committee shall be a financial expert as defined by the Commission and the NYSE. Further, at least one member of the Committee must have accounting or related financial management expertise, as the Board interprets such qualification in its business judgment, provided that the Board may presume that a person who satisfies the Commission's definition of a financial expert has the requisite accounting or related financial management expertise.

MEETINGS

     The Committee shall meet as often as it determines necessary, but not less frequently than quarterly. The Committee shall meet periodically with Management, the personnel responsible for the internal audit function, and the independent auditor, each in separate executive sessions. The Committee may request any officer or employee of HCN or HCN's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. A majority of the Committee members shall constitute a quorum for the transaction of business. The action of a majority of those present at a meeting at which a quorum is present shall be the action of the Committee. The Committee shall keep a record of its actions and proceedings and make a report thereof from time to time to the Board.

COMMITTEE AUTHORITY AND RESPONSIBILITIES

  GENERAL

     1. The Committee shall have the sole authority to directly appoint, retain, compensate, evaluate and terminate HCN's independent auditor. Further, the Committee shall have the sole authority to approve all audit engagement fees and terms, as well as all non-audit engagements with the independent auditor. Also, the Committee shall be directly responsible for oversight of the independent auditor, including the resolution of disagreements between Management and the independent auditor. The independent auditor shall report directly to the Committee.

     2. The Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for HCN by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Committee prior to the completion of the audit.

     3. The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Committee at its next scheduled meeting.

     4. The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors.

     5. HCN shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors (including outside legal, accounting or other advisors) employed by the Committee.

     6. The Committee shall make regular reports to the Board.

     7. The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Committee shall annually review the performance of the Committee.

     8. The Committee shall perform such other functions as it may be delegated by either the Board or by the Commission or NYSE rules.

  FINANCIAL STATEMENTS AND DISCLOSURE MATTERS

     1. The Committee shall review and discuss with Management and the independent auditor the annual audited financial statements, including disclosures made in HCN's Form 10-K under "Management's Discussion and Analysis of Financial Condition and Results of Operations," prior to the filing of its Form 10-K and recommend to the Board whether the audited financial statements should be included in HCN's Form 10-K.

     2. The Committee shall review and discuss with Management and the independent auditor HCN's quarterly financial statements, including disclosures made in HCN's Form 10-Q under "Management's Discussion and Analysis of Financial Condition and Results of Operations," prior to the filing of its Form 10-Q, and the results of the independent auditor's reviews of the quarterly financial statements.

     3. The Committee shall discuss with Management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of HCN's financial statements, including any significant changes in HCN's selection or application of accounting principles, any major issues as to the adequacy of HCN's internal controls and any special steps adopted in light of material control deficiencies.

     4. The Committee shall review and discuss annual reports from the independent auditor on:

          a. critical accounting policies and practices to be used;

          b. alternative treatments of financial information within generally accepted accounting principles that have been discussed with Management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

          c. other material written communications between the independent auditor and Management, such as any management letter or schedule of unadjusted differences.

        To the extent necessary, the Committee shall review and discuss the foregoing items with the independent auditor on a quarterly basis.

     5. The Committee shall review and discuss with Management the type and presentation of information to be included in HCN's earnings press releases, including the use of pro forma or adjusted non-GAAP information, as well as review any financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of consideration of the types of information to be disclosed and the types of presentations to be made).

     6. The Committee shall discuss with Management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on HCN's financial statements.

     7. The Committee shall discuss with Management HCN's major financial risk exposures and the steps Management has taken to monitor and control such exposures, including HCN's risk assessment and risk management policies.

     8. The Committee shall discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with Management.

     9. The Committee shall review disclosures made to the Committee by HCN's CEO and CFO during their certification process for the Form 10-K and each Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving Management or other employees who have a significant role in HCN's internal controls.

  OVERSIGHT OF HCN'S RELATIONSHIP WITH THE INDEPENDENT AUDITOR

     1. The Committee shall review and evaluate the lead partner of the independent auditor team.

     2. The Committee shall obtain and review a report from the independent auditor at least annually regarding: (a) the independent auditor's internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the audit firm, and any steps taken to deal with any such issues, and (c) all relationships between the independent auditor and HCN (in order to assess the auditor's independence).

     3. The Committee shall evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor's quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor's independence, and taking into account the opinions of Management and the internal auditors. The Committee shall present its conclusions with respect to the independent auditor to the Board.

     4. The Committee shall ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. The Committee shall also consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

     5. The Committee shall recommend to the Board policies for HCN's hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of HCN.

     6. The Committee shall have direct access to the independent auditor's Area Managing Partner to discuss issues on which the Committee was consulted by the independent auditor and matters of audit quality and consistency.

     7. The Committee shall meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

  OVERSIGHT OF HCN'S INTERNAL AUDIT FUNCTION

     1. The Committee shall review the appointment, qualifications, independence, performance and replacement of the internal auditor, including whether the internal auditor's quality controls are adequate. The Committee shall present its conclusions with respect to the internal auditor to the Board.

     2. The Committee shall review the significant reports to Management prepared by the internal auditing department and Management's responses.

     3. The Committee shall discuss with the independent auditor and Management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit, it being understood that HCN must maintain an internal audit function to provide Management and the Committee with ongoing assessments of HCN's risk management processes and system of internal control.

  COMPLIANCE OVERSIGHT RESPONSIBILITIES

     1. The Committee shall obtain from the independent auditor assurance that
        Section 10A(b) of the Exchange Act has not been implicated.

     2. The Committee shall obtain a report from the independent auditor that the financial statements in all material respects are in conformity with accounting principles generally accepted in the United States, and shall obtain reports from Management and HCN's internal auditor that HCN and its subsidiaries are in conformity with applicable requirements and HCN's Code of Business Conduct & Ethics. The Committee shall also review reports and disclosures of insider and affiliated party transactions and advise the Board with respect to HCN's policies and procedures regarding compliance with applicable laws and regulations and with HCN's Code of Business Conduct & Ethics.

     3. The Committee shall establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, as well as the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

     4. The Committee shall discuss with Management and the independent auditor any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding HCN's financial statements or accounting policies.

     5. The Committee shall obtain advice and assistance from outside legal, accounting or other advisors as the Committee deems necessary to carry out its duties.

LIMITATION OF COMMITTEE'S ROLE

     While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that HCN's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of Management and the independent auditor.

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


                                                                                                                   Please       [ ]
                                                                                                                   Mark Here
                                                                                                                   for Address
                                                                                                                   Change or
                                                                                                                   Comments
                                                                                                                   SEE REVERSE SIDE

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" ALL OF THE FOLLOWING.
                                                                                                            FOR   AGAINST   ABSTAIN
1. Election of three Directors for a term of three years:     2. Ratification of the appointment of         [ ]     [ ]       [ ]
                                                                 Ernst & Young LLP as independent auditors
                                                                 for the fiscal year 2004.
  01 Thomas J. DeRosa, 02 Jeffrey H. Donahue and
  03 Bruce G. Thompson.
                                                              3. With discretionary authority on any other business that may properly come before the meeting or any adjournment thereof.
             FOR ALL                    WITHHOLD
                                        FOR ALL
               [ ]                        [ ]
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                                                                                Dated: _______________________________________,2004


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


                             PROXY FOR COMMON STOCK

P                            HEALTH CARE REIT, INC.

R                 PROXY SOLICITED BY THE BOARD OF DIRECTORS

O      The undersigned hereby appoints George L. Chapman and William C. Ballard,
    Jr., and each of them, as proxies for the undersigned, with full power of
X substitution, to vote all shares of common stock, $1.00 par value per share, of Health Care REIT, Inc. (the "Company"), that the undersigned is
Y entitled to vote at the Annual Meeting of the Stockholders of the Company to be held on Thursday, May 6, 2004, or any adjournments thereof.


               YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE
                     TAKING OF A VOTE ON THE MATTERS HEREIN.

       Returned proxy cards will be voted: (1) as specified on the matters listed below; (2) in accordance with the Directors' recommendations where a
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    proxies on any other matters that may properly come before the meeting.

                                     (Over)

    Address Change/Comments (Mark the corresponding box on the reverse side)



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